Exhibit 99.1

news release

QLT ANNOUNCES TORONTO STOCK EXCHANGE APPROVAL OF
SHARE REPURCHASE PROGRAM

For Immediate Release

December 10, 2010

VANCOUVER, CANADA—QLT Inc. (NASDAQ: QLTI; TSX: QLT) (“QLT” or the “Company”) announced today that the Toronto Stock Exchange (“TSX”) has accepted the notice of QLT’s intention to make a normal course issuer bid in the open market through the facilities of the TSX and/or the NASDAQ Stock Market, which was originally announced on December 8, 2010.

The notice provides that QLT may, during the period commencing December 16, 2010 and ending December 15, 2011, purchase for cancellation up to 3,622,495 of its issued and outstanding common shares, being 10% of its public float as of December 9, 2010. The actual number of common shares that may be purchased and the timing of any such purchases will be determined by QLT. The purchases will be made by QLT in accordance with TSX rules and policies and Rule 10b-18 of the U.S. Securities Exchange Act of 1934, as amended. In accordance with TSX rules, daily purchases made by QLT on the TSX will not exceed 3,604 common shares, or 25% of QLT’s average daily trading volume of 14,414 common shares on the TSX for the most recently completed six calendar months, subject to certain prescribed exemptions. Rule 10b-18 contains similar restrictions on daily purchases that may be made by QLT on the NASDAQ based on 25% of the average daily trading volume of QLT’s common shares on NASDAQ for the most recently completed four calendar weeks on a rolling basis, subject to certain exemptions for block purchases. The price that QLT will pay for any such shares will be the market price of such shares on the TSX or the NASDAQ, as the case may be, at the time of acquisition. The board of directors of QLT believes that the share repurchase is in the best interests of QLT and that such purchases constitute an appropriate use of QLT’s funds.

Under QLT’s previously approved normal course issuer bid, during the 12 month period commencing November 3, 2009, QLT purchased an aggregate 3,744,972 common shares at an average price of US$5.59, for a total cost of US$20.9 million. Since the Company began repurchasing shares in 2005, an aggregate 43.8 million shares have been repurchased for a total cost of US$231.9 million. All such shares have been cancelled.

In accordance with TSX Rules, “public float” is the Company’s outstanding common shares as of December 9, 2010, less any shares held by the Company’s senior officers and directors and by shareholders that own 10% or more of the common shares as at that date. As of December 9, 2010, there were 51,149,293 common shares of QLT outstanding.

About QLT
QLT Inc. is a biotechnology company dedicated to the development and commercialization of innovative therapies for the eye. We are focused on our commercial product Visudyne® for the treatment of wet-AMD, developing drugs to be delivered in our proprietary punctal plug delivery system, as well as developing our synthetic retinoid program for the treatment of certain inherited retinal diseases. For more information, visit our website at www.qltinc.com.

QLT Inc. Media Contact:
Vancouver, Canada
Karen Peterson
Telephone: 604-707-7000 or 1-800-663-5486
kpeterson@qltinc.com

The Trout Group Investor Relations Contact:
Boston, Massachusetts, USA
Tricia Swanson
Telephone: 646-378-2953
tswanson@troutgroup.com
Or
New York, USA
Marcy Nanus
Telephone: 646-378-2927
mnanus@troutgroup.com

Visudyne® is a registered trademark of Novartis AG.
Eligard® is a registered trademark of Sanofi-Aventis Corp.

QLT Inc. is listed on The NASDAQ Stock Market under the trading symbol “QLTI” and on the Toronto Stock Exchange under the trading symbol “QLT.”

Forward-Looking Statements
Certain statements in this press release constitute “forward looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward looking information” within the meaning of applicable Canadian securities laws. Forward looking statements include, but are not limited to: statements and information with respect to QLT’s intention to purchase its common shares; and statements which contain language such as: “assuming,” “prospects,” “future,” “projects,” “believes,” “expects” and “outlook.” Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: the extent to which QLT repurchases its shares under the normal course issuer bid may be impacted by market and other factors; the Company’s future operating results are uncertain and likely to fluctuate; the risk that future sales of Visudyne® and/or Eligard® may be less than expected; the timing, expense and uncertainty associated with the regulatory approval process for products; uncertainties regarding the impact of competitive products and pricing; risks and uncertainties associated with the safety and effectiveness of products; risks and uncertainties related to the scope, validity, and enforceability of intellectual property rights related to our products and technology and the impact of patents and other intellectual property of third parties; general economic conditions and other factors described in detail in QLT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.

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